UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 15, 2006

Archon Corporation

(Exact name of registrant as specified in its charter)

Nevada	1-9481	88-0304348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4336 Losee Road, Suite 5, North Las Vegas, Nevada	89030
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (702) 732-9120

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 15, 2006, Sahara Las Vegas Corp., a Nevada corporation and subsidiary of Archon Corporation (the “Company”), and LVTI LLC, a Delaware limited liability company (“LVTI”), entered into a second amendment (the “Second Amendment”) to the Option Agreement dated June 24, 2006 (the “Agreement”) between the Company and LVTI, as amended on September 16, 2006 (the “First Amendment”). The Company previously disclosed the terms of the Agreement in a Current Report on Form 8-K dated June 29, 2006 and the terms of the First Amendment in a Current Report on Form 8-K dated September 19, 2006.

Pursuant to the Second Amendment, LVTI may elect to pay to the Company $1,172,500.00 to extend the date on which the second deposit of $40,000,000.00 (the “Deposit”) is due from December 31, 2006 to March 31, 2007 (the “Second Extension Payment”). The Second Extension Payment, if paid, is non-refundable and will not be applied against the purchase price under the Agreement.

In addition, pursuant to the Second Amendment, LVTI approved the execution and delivery of a lease agreement between the Company and a third party for a portion of the real property subject to the Agreement, provided that the lease agreement is terminable upon not more than 60 days notice after LVTI acquires title to the real property.

A copy of the Amendment is filed as an exhibit to this Report.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

10.1	Second Amendment, dated December 15, 2006, to the Option Agreement by and between Sahara Las Vegas Corp., a Nevada corporation, and LVTI LLC, a Delaware limited liability company, dated June 24, 2006, as amended on September 16, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Archon Corporation (Registrant)

Date December 20, 2006	/s/ JOHN M. GARNER
(Signature) John M. Garner, Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment, dated December 15, 2006, to the Option Agreement by and between Sahara Las Vegas Corp., a Nevada corporation, and LVTI LLC, a Delaware limited liability company, dated June 24, 2006, as amended on September 16, 2006.

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